Exhibit 4.3

                INSTRUMENT OF GRANT OF NON-QUALIFIED STOCK OPTION

         INSTRUMENT OF GRANT dated as of the 29th day of February, 2000, from Netsmart Technologies, Inc., a Delaware corporation (the "Company"), to Thomas
B. Heil ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company has, on the date of this Instrument of Grant, granted Optionee a non-qualified stock option to purchase from the Company shares of the Company's common stock, par value $.01 per share ("Common Stock");

         WHEREFORE, the Company does hereby grant to Optionee the following
Option:

1. Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase from the Company seventy five thousand (75,000) shares (the "Optioned Shares") of Common Stock at an exercise price (the "Exercise Price") of six and 50/100 dollars ($6.50) per share, being the fair market value per share of Common Stock on the date of grant. The number of Optioned Shares being exercised at any particular time multiplied by the Exercise Price shall be hereinafter referred to as the "Purchase Price."

2. Exercise Period. This Option is exercisable cumulatively, as to thirty seven thousand five hundred (37,500) shares on February 28, 2001 and as to the remaining thirty seven thousand five hundred (37,500) shares on February 28, 2002, and, to the extent that it is exercisable, it may be exercised in whole at any time and in part from time, during the period (the "Exercise Period") commencing on the date it become exercisable and ending at 5:00 P.M. New York City time on February 28, 2005; provided, however, that if such date is a day on which banks in the City of New York are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. New York City time on the next day which is not such a day. Notwithstanding the foregoing, if the Optionee's employment is terminated pursuant to Paragraph 3(d) or 3(e) of Optionee's employment agreement dated February 1, 2000, the option shall become immediately exercisable in full.

3. Termination. This Option shall terminate, and Optionee shall have no further rights under this Option, at the expiration of the Exercise Period; provided, however; that in the event of the Optionee's death, this Option may be exercised, to the extent exercisable on the date of death, during the one year period following the date of death, but not later then the last day of the Exercise Period.

4.   Manner of Exercise.

(a) The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Optionee and delivered to the Company along with this Instrument of Grant and payment in full of the Purchase Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise.

(b) The Purchase Price is payable by certified or official bank check or by personal check; provided, however, that if payment is made by check, no Optioned Shares shall be issued to Optionee until the Company has been advised by its bank that the check has cleared.

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(c)  The Option may also be exercised by the delivery to the Company of shares of Common Stock having a fair market value, as of the date of exercise, equal to the Purchase Price of the Optioned Shares to the extent that the Option is being exercised.

(d) The Optioned Shares, when issued upon exercise of the Option, will be duly and validly authorized and issued, fully paid and non-assessable.

5. Adjustment Provisions. The number of shares of Common Stock and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

6. Transferability. The Option is not transferable by the Optionee except, in the event of Optionee's death or incompetence, the Option may be exercised by Optionee's legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

7. No Rights As a Stockholder. The Optionee shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Purchase Price of the Optioned Shares.

8. No Right to Continued Employment. Nothing in this Instrument of Grant shall be construed (a) as an employment agreement or an agreement to engage the Optionee as a consultant, or (b) to grant Optionee any rights to continue as an employee or consultant of the Company or of a parent, subsidiary or affiliate of the Company.

9. Legality. Anything in this Option to the contrary notwithstanding, the Optionee agrees that he will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Optionee or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Compensation Committee of the Company's board of directors (the "Committee") in this connection shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, the Optionee understands that, unless the issuance of the Optioned Shares is registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act. The Company shall not be required to issue any Optional Shares if the issuance thereof is not permitted pursuant to the Securities Act.

10. Tax Status. In accepting this Option, Optionee understands that in the Option is not an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and Optionee is aware of the tax consequences of his exercise of the Option. The Optionee shall pay or provide for the payment of any withholding tax due in respect of the exercise of this Option.

11. Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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12.  Interpretation. As a condition of the granting of the Option, the Optionee and each person who succeeds to the Optionee's rights pursuant to this Instrument of Grant, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors.

13. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 146 Nassau Avenue, Islip, New 11751, Attention: President, or at such other address as the Company, by notice, may designate in writing from time to time; to the Optionee, at the address shown at the end of this Agreement, or at such other address as the Optionee, by notice to the Company, may designate in writing from time to time.

14. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York without applying its conflict of laws principles.

15. Terms Defined in the Plan. All terms defined in the Plan and used in this Instrument of Grant shall have the same meanings in this Instrument of Grant as in the Plan.

IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

                                             NETSMART TECHNOLOGIES, INC.

                                             By: /s/James L. Conway
                                                 -----------------------------
                                                 James L. Conway, President

                                             Optionee

                                             -----------------------------------
                                             Thomas B. Heil

                                             -----------------------------------

                                             -----------------------------------
                                             (Address)

                                             -----------------------------------
                                             (Social Security No.)

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                                                                Exhibit A

Date:

Netsmart Technologies, Inc.
146 Nassau Avenue
Islip, New York 11751

Attention: Chief Financial Officer

                                Re: Stock Option Exercise - Instrument of Grant Dated as of February 29, 2000

Gentlemen:

         I hereby exercise the above-referenced option to the extent of _____ shares, and I am tendering with this Notice full payment of the Purchase Price in the manner provided in Paragraph 4 of the Instrument of Grant of Non-Qualified Stock Option with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

                                              Very truly yours,


                                              --------------------------------
                                              Name: